UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 21, 2005

Carter’s, Inc.
The William Carter Company

(Exact name of the registrant as specified in its charter)

Delaware Massachusetts	001-31829 333-22155	13-3912933 04-1156680
(States or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification Nos.)

The Proscenium, 1170 Peachtree Street NE, Suite 900 Atlanta, Georgia 30309
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code  (404) 745-2700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities.

On June 21, 2005 Carter’s, Inc. (the “Company”) announced to its affected employees that the Company’s Board of Directors had approved the Company’s plan to close its two remaining sewing facilities in Linares, Mexico and Montemorelos, Mexico.  Such closures will complete the Company's transition to third party sourcing for its products.  The Company’s Board of Directors approved this plan on June 15, 2005.

The Company continually evaluates opportunities to improve its products, lower costs, and reduce supply chain complexity.  Approximately 10% of the Company’s products is sewn in Mexico.  In recent years, the Company developed the necessary capabilities to source comparable products in Asia at a lower cost.  Production at these facilities is scheduled to cease in the beginning of August 2005.

In conjunction with the plan to close these facilities, the Company expects to incur approximately $10.1 million in cash expenses.  Such charges consist of severance and other employee-related costs of approximately $6.3 million, lease termination costs of approximately $2.6 million, and other closure costs of approximately $1.2 million.  Additionally, the Company expects to incur approximately $2.1 million of non-cash charges including accelerated depreciation and asset impairment charges of approximately $1.9 million.

The Company estimates the pre-tax charges in the second quarter of fiscal 2005 to be $7.7 million ($5.7 million after-tax), or approximately $0.19 cents per share.  The Company estimates after-tax charges for the third and fourth quarters of fiscal 2005 to be $2.0 million, or $0.07 cents per share, and $0.8 million, or $0.03 cents per share, respectively.  The Company expects that the remaining after-tax restructuring costs of approximately $0.5 million, or $0.02 cents per share, will be incurred during the first five months of fiscal 2006.

The Company estimates that closing these facilities and sourcing these products in Asia at a lower cost will result in annual savings of approximately $5.0 million.  Consistent with its strategy, the Company expects to reinvest such savings into product upgrades.

This Form 8-K contains forward looking statements which use the words “expects” and “estimates.” Actual events or results may differ materially from those statements.  For information about the factors that could cause such differences, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2005, including the information set forth under the caption “Future Outlook and Forward-Looking Statements.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER’S, INC. THE WILLIAM CARTER COMPANY

June 21, 2005	By:	/s/ Michael D. Casey

Michael D. Casey
Executive Vice President and Chief Financial Officer